EXHIBIT 10(ii).6
                            FIFTH AMENDMENT
             TO SECURED LOAN AGREEMENT AND WAIVER DOCUMENT


     This Fifth Amendment to Secured Loan Agreement (this "Amend-ment") is entered into as of this 31st day of March, 1994 and is by and between Household Bank, f.s.b. ("Bank") as assignee of Household Commercial of California, Inc. ("Commercial") and
International Technology Corporation ("Guarantor") and IT Corpora-tion ("Borrower").

     WHEREAS, Commercial, Borrower, and Guarantor entered into that certain Secured Loan Amendment dated as of April 20, 1990 as amended by that certain First Amendment to Secured Loan Agreement dated as of June 16, 1992, that certain Second Amendment to Secured Loan Agreement dated June 28, 1993, that certain Third Amendment to Secured Loan Agreement dated November 15, 1993 and that certain Fourth Amendment to Secured Loan Agreement ("Fourth Amendment") dated February 11, 1994 (the "Agreement"); and

     WHEREAS, Commercial has assigned and transferred its interest under the Agreement to Bank; and

     WHEREAS, Bank, Borrower and Guarantor wish to (i) upon payment of certain amounts by Borrower, amend certain provisions of the Agreement relating to debt service coverage, (ii) upon payment of certain amounts by Borrower, make permanent the waiver granted by Bank to Borrower pursuant to the Fourth Amendment for the compli-ance period ending December 31, 1993, and (iii) indicate Bank's agreement to a prepayment of the Note by Borrower in the amount of $4,952,007.58 in consideration of the release of certain collateral by Bank.

     NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF
WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO HEREBY AGREE AS
FOLLOWS:

     1. Upon receipt of $150,000.00 as an amendment fee by Bank, Bank shall automatically be deemed to agree that Borrower's non-compliance with Section 10B.2 of the Agreement prior to the amendment thereof by this Fifth Amendment for the four consecutive fiscal quarter measurement period ending December 31, 1993 shall not be deemed to constitute a Default under the Agreement.

     2. Section 3.2 of the Agreement is hereby deleted in its entirety and in its place substituted the following:

           SECTION 3.2 INSTALLMENTS. The principal of, and accrued interest on, the Note (as Amended and Restated as of March 31, 1994) shall be payable in an initial install-ment payable on April 30, 1994, then in thirteen (13) equal installments in the amount set forth in the Note, on the last day of each month, with a final installment in the amount necessary to pay the Note in full provided, however, that upon any acceleration of the Note, all unpaid principal of and accrued interest on the Note shall be immediately due and payable.

     3. Section 10.B.2 of the Agreement is hereby deleted in its entirety and in its place substituted the following:

           "10.B.2(a)            Debt Service Coverage Ratio.  The
                Guarantor will have on a consolidated basis, as of the end of each fiscal quarter, for the preceding twelve (12) month period a "Debt Service Coverage Ratio" of no less than 1.35 to 1.0. Such Debt Service Coverage Ratio shall be:

                (x)        The sum of (i) the consolidated net
                      income of the Guarantor for the respective twelve-month period, before net interest expense and taxes plus (ii) depreciation expense during such period less capital expen-ditures made during such period divided by

                (y)        The sum of (i) net interest expense for
                      such period, (ii) tax expense for such period less deferred taxes not currently paid, (iii) the principal payments which are scheduled to become due on long term indebtedness (but excluding outstanding advances or letters of credit under any revolving credit agreement of Guarantor) during the twelve-month period commencing on the date of calculation, and
                      (iv) dividends paid during such period.

           10.B.2(b)       Adjusted Debt Service Coverage Ratio.
                The Guarantor will have on a consolidated basis, as of the end of each fiscal quarter for the preceding twelve (12) month period an "Adjusted Debt Service Coverage Ratio" of no less than 0.80 to 1.0. Such ratio shall be:

                (x)        The sum of (i) the consolidated net
                      income of the Guarantor for the respective twelve-month period, before net interest expense and taxes plus (ii) depreciation expense during such period less capital expen-ditures made during such period divided by

                (y)        The sum of (i) net interest expense for
                      such period, (ii) tax expense for such period less deferred taxes not currently paid, (iii) the principal payments which are scheduled to become due on long term indebtedness (but excluding outstanding advances or letters of credit under any revolving credit agreement of Guarantor) during the twelve-month period commencing on the date of calculation, (iv) expenditures (both capital and ordinary) made during such period in connection with the closure of any of the Guarantor's past or present hazardous waste disposal sites, and
                      (v) dividends paid during such period.

In calculating the amount described in clause (b)(y)(iv) above, there shall be excluded (x) any amounts included in the Guarantor's income statement as expenses, and (y) any amounts funded by the dedicated trust fund or annuities purchased for this purpose."

     4. This Fifth Amendment and the waivers and amendments contemplated hereby are not effective and operative until, and the effectiveness hereof are expressly conditioned upon, (i) receipt by Bank of (a) an amendment fee of $150,000.00, (b) as agreed by the parties, receipt by Bank of a prepayment in the amount of $4,952,007.58 on the Note and (c) receipt by bank of the payment of principal plus interest due March 31, 1994, in the amount of $495,747.40. In consideration of the prepayment specified above in 4(b), and the payment specified in 4(c), Bank agrees to, simulta-neously with Bank's receipt of such prepayment, release Bank's security interest in the Collateral described on Exhibit "A" attached hereto.

     5. Upon the making of the prepayment on the Note described in Section 3, above, Borrower shall execute an Amended and Restated Promissory Note in the form attached hereto as Exhibit "B" which shall amend and restate the Note and which shall evidence Liabili-ties of Borrower to Bank.

     6. Except as amended hereby, all of the remaining terms and conditions of the Agreement shall remain in full force and effect, and each party signing below agrees that, except as modified hereby, its obligations under the Agreement shall remain in full force and effect.

GUARANTOR:

INTERNATIONAL TECHNOLOGY CORPORATION

By:             ANTHONY J. DELUCA
Name Printed:   Anthony J. DeLuca
Title:          CFO

BORROWER:

IT CORPORATION

By:             ANTHONY J. DELUCA
Name Printed:   Anthony J. DeLuca
Title:          CFO

HOUSEHOLD BANK, f.s.b.

By:             MICHAEL J. URLICH
Name Printed:   Michael J. Urlich
Title:          Vice President